UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2023

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502 Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 15, 2023, Radius Global Infrastructure, Inc., a Delaware corporation (the “Company”), held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of the Company prepared in connection with the Mergers (as defined below), filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2023 (as supplemented on June 9, 2023), which was first mailed to the holders of Company Capital Stock (as defined below) on May 12, 2023.

As of the close of business on May 9, 2023, the record date for the Special Meeting, there were 112,955,884 shares of Company Capital Stock outstanding and entitled to vote at the Special Meeting, consisting of (i) 99,714,040 shares of Class A common stock, par value $0.0001 per share, of the Company, (ii) 10,255,811 shares of Class B common stock, par value $0.0001 per share, of the Company, (iii) 1,600,000 shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A Founder Preferred Stock” and (iv) 1,386,033 shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series B Founder Preferred Stock” (collectively, “Company Capital Stock”).

66.07% of all of the shares of outstanding Company Capital Stock entitled to vote were represented either virtually or by proxy at the Special Meeting and thus a quorum was present. The tables below detail the final voting results of the holders of Company Capital Stock, voting together as single class, for each proposal:

1.

Proposal to adopt the Agreement and Plan of Merger, dated as of March 1, 2023 (as amended or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, APW OpCo LLC, a Delaware limited liability company (“OpCo”), Chord Parent, Inc., a Delaware corporation (“Parent”), Chord Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Chord Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”) (the “Merger Agreement Proposal”); pursuant to which (i) Merger Sub II will be merged with and into OpCo (the “OpCo Merger”), with OpCo surviving the OpCo Merger as a subsidiary of Parent and the Company and (ii) Merger Sub I will be merged with and into the Company (the “Company Merger” and, together with the OpCo Merger, the “Mergers”), with the Company surviving the Company Merger as a subsidiary of Parent.

Set forth below are the voting results for the Merger Agreement Proposal, which was adopted by the holders of Company Capital Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,484,419	84,166	66,579	0

2.

Proposal to approve, on an advisory (nonbinding) basis, the compensation that will or may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated thereby (the “Advisory Compensation Proposal”).

Set forth below are the voting results for the Advisory Compensation Proposal, which was approved by the holders of Company Capital Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,064,840	15,565,783	1,004,541	0

3.

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement Proposal if there were insufficient votes at the time of the Special Meeting (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the holders of Company Capital Stock for approval at the Special Meeting.

Exhibit Number	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

Date: June 15, 2023	By:	/s/ Glenn J. Bresinger
	Name:	Glenn J. Bresinger
	Title:	Chief Financial Officer and Treasurer